THE DREYFUS FAMILY OF FUNDS
                        (DREYFUS PREMIER FUNDS)

                            RULE 18F-3 PLAN

     Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that the Board of an investment company desiring to offer multiple classes pursuant to said Rule adopt a plan setting forth the separate arrangement and expense allocation of each class, and any related conversion features or exchange privileges.

     The Board, including a majority of the non-interested Board members, of each of the investment companies, or series thereof, listed on Schedule A attached hereto, as such Schedule may be revised from time to time (each, a "Fund"), which desires to offer multiple classes has determined that the following plan is in the best interests of each class individually and each Fund as a whole:

     1. CLASS DESIGNATION: Fund shares shall be divided, except as otherwise noted on Schedule A, into Class A, Class B, Class C, Class R and Class T.

     2. DIFFERENCES IN SERVICES: The services offered to shareholders of each Class, unless otherwise noted on Schedule A, shall be substantially the same, except that Right of Accumulation and Letter of Intent shall be available only to holders of Class A and Class T shares.

     3. DIFFERENCES IN DISTRIBUTION ARRANGEMENTS: Class A shares shall be offered with a front-end sales charge, as such term is defined under the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD Conduct Rules"), and a deferred sales charge (a "CDSC"), as such term is defined under the NASD Conduct Rules, may be assessed on certain redemptions of Class A shares, including Class A shares purchased without an initial sales charge as part of an investment of $1 million or more. The amount of the sales charge and the amount of and provisions relating to the CDSC pertaining to the Class A shares are set forth on Schedule B hereto.

            Class B shares shall not be subject to a front-end sales charge, but shall be subject to a CDSC and shall be charged an annual distribution fee under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of and provisions relating to the CDSC, and the amount of the fees under the Distribution Plan pertaining to the Class B shares, are set forth on Schedule C hereto.

     Class C shares shall not be subject to a front-end sales charge, but shall be subject to a CDSC and shall be charged an annual distribution fee under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of and provisions relating to the CDSC, and the amount of the fees under the Distribution Plan pertaining to the Class C shares, are set forth on Schedule D hereto.

     Class R shares shall be offered at net asset value only to (i) bank trust departments and other financial service providers (including Mellon Bank, N.A. and its affiliates) acting on behalf of their customers having a qualified trust or investment account or relationship at such institution or to customers who received and hold Class R shares of a Fund distributed to them by virtue of such an account or relationship, and (ii) institutional investors acting for themselves or in a fiduciary, advisory, agency, custodial or similar capacity for qualified or non-qualified employee benefit plans, including pension, profit-sharing, SEP-IRAs and other deferred compensation plans, whether established by corporations, partnerships, non-profit entities or state and local governments, but not including IRAs or IRA "Rollover Accounts."

     Class T shares shall be offered with a front-end sales charge, and a CDSC may be assessed on certain redemptions of Class T shares purchased without an initial sales charge as part of an investment of $1 million or more. Class T shares also shall be charged an annual distribution fee under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the sales charge, the amount of and provisions relating to the CDSC, and the amount of the fees under the Distribution Plan pertaining to the Class T shares are set forth on Schedule E hereto.

     Class A, Class B, Class C and Class T shares shall be subject to an annual service fee at the rate of .25% of the value of the average daily net assets of such Class pursuant to a Shareholder Services Plan.

     4. EXPENSE ALLOCATION: The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis: (a) fees under a Distribution Plan and Shareholder Services Plan; (b) printing and postage expenses related to preparing and distributing materials, such as shareholder reports, prospectuses and proxies, to current shareholders of a specific Class; (c) Securities and Exchange Commission and Blue Sky registration fees incurred by a specific Class;
(d) the expense of administrative personnel and services as required to support the shareholders of a specific Class; (e) litigation or other legal expenses relating solely to a specific Class; (f) transfer agent fees identified by the Fund's transfer agent as being attributable to a specific Class; and (g) Board members' fees incurred as a result of issues relating to a specific Class.

     5. CONVERSION FEATURES: Class B shares shall automatically convert to Class A shares after a specified period of time after the date of purchase, based on the relative net asset value of each such Class without the imposition of any sales charge, fee or other charge, as set forth on Schedule F hereto. No other Class shall be subject to any automatic conversion feature.

     6. EXCHANGE PRIVILEGES: Shares of a Class shall be exchangeable only for
(a) shares of the same Class of other investment companies managed or administered by The Dreyfus Corporation or its affiliates as specified from time to time and (b) shares of certain other Classes of such investment companies or shares of certain other investment companies specified from time to time.

Revised as of:  June 6, 2003


                              SCHEDULE A


 NAME OF FUND                                         DATE PLAN ADOPTED
 DREYFUS PREMIER EQUITY FUNDS, INC.                   September 11, 1995
                                                      (Revised as of July 1, 2000)
 --Dreyfus Premier Developing Markets Fund
 --Dreyfus Premier Growth and Income Fund

 DREYFUS PREMIER INTERNATIONAL FUNDS, INC.            April 24, 1995
                                                      (Revised as of January 1, 2001)
 --Dreyfus Premier European Equity Fund
 --Dreyfus Premier Greater China Fund
 --Dreyfus Premier International Growth Fund
 --Dreyfus Premier Japan Fund

 DREYFUS PREMIER WORLDWIDE GROWTH FUND, INC.          April 12, 1995
                                                      (Revised as of November 15, 1999)

 DREYFUS PREMIER VALUE EQUITY FUNDS
                                                      July 19,
                                                      1995
                                                      (Revised as of May 2, 2001)
 --Dreyfus Premier International Opportunities Fund
 --Dreyfus Premier Value Fund


 DREYFUS GROWTH AND VALUE FUNDS, INC.                 February 25,
                                                      1999
                                                      (Revised as of October 14, 2003)
 --Dreyfus Premier Future Leaders Fund
 --Dreyfus Premier International Value Fund
 --Dreyfus Premier Select Growth Fund
 --Dreyfus Premier Select Midcap Growth Fund
 --Dreyfus Premier Small Company Growth Fund
 --Dreyfus Premier Strategic Value Fund
 --Dreyfus Premier Structured Large Cap Value Fund
 --Dreyfus Premier Structured Midcap Fund
 --Dreyfus Premier Technology Growth Fund


DREYFUS PREMIER FIXED INCOME FUNDS                    May 6, 1998
                                                      (Revised as of September 11, 2002)

--Dreyfus Premier Corporate Bond Fund**
--Dreyfus Premier Core Bond Fund**

DREYFUS PREMIER OPPORTUNITY FUNDS                     April 17, 2000
                                                      (Revised as of July 17, 2003)
--Dreyfus Premier Enterprise Fund*+
--Dreyfus Premier Financial Services Fund
--Dreyfus Premier Health Care Fund
--Dreyfus Premier NexTech Fund*


DREYFUS INTERNATIONAL FUNDS, INC.                     September 9, 2002

--Dreyfus Premier Emerging Markets Fund

DREYFUS PREMIER NEW LEADERS FUND, INC.                September 17, 2002


DREYFUS PREMIER STOCK FUNDS                           January 27, 2003
--Dreyfus Premier International Equity Fund
--Dreyfus Premier International Small Cap Fund
--Dreyfus Premier Small Cap Equity Fund

DREYFUS BOND FUNDS, INC.                              December 11, 2002

--Dreyfus Premier High Income Fund**


DREYFUS PREMIER MANAGER FUNDS II                      October 14, 2003
--Dreyfus Premier Balanced Opportunity Fund***


_______________
*    Class A, Class B, Class C and Class T only.
**   Class A, Class B, Class C and Class R only.
***  The Fund also offers Class J shares only to shareholders who received Class
     J shares in exchange for shares of its predecessor fund as a result of the reorganization of such predecessor fund.
+    The following services are not available to Fund shareholders: Dreyfus
     Auto-Exchange Privilege; DREYFUS-AUTOMATIC Asset Builder(R); Dreyfus
     Government Direct Deposit Privilege; Dreyfus Payroll Savings Plan; Dreyfus
     Dividend Options; Automatic Withdrawal Plan; and Letter of Intent.



                              SCHEDULE B

FRONT-END SALES CHARGE--CLASS A SHARES--Effective December 1, 1996, the public offering price for Class A shares, except as set forth below, shall be the net asset value per share of Class A plus a sales load as shown below:

                                                     TOTAL SALES LOAD
                                             ---------------------------------
                                               AS A % OF          AS A % OF
                                               OFFERING           NET ASSET
                                               PRICE PER          VALUE PER
AMOUNT OF TRANSACTION                            SHARE              SHARE
                                             --------------     --------------
Less than $50,000.........................       5.75               6.10
$50,000 to less than $100,000.............       4.50               4.70
$100,000 to less than $250,000............       3.50               3.60
$250,000 to less than $500,000............       2.50               2.60
$500,000 to less than $1,000,000..........       2.00               2.00
$1,000,000 or more........................        -0-                -0-

FRONT-END SALES CHARGE--CLASS A SHARES--SHAREHOLDERS BENEFICIALLY OWNING CLASS A SHARES ON NOVEMBER 30, 1996 AND CLASS A SHARES OF DREYFUS PREMIER CORE BOND FUND, DREYFUS PREMIER CORPORATE BOND FUND AND DREYFUS PREMIER HIGH INCOME FUND--For shareholders who beneficially owned Class A shares of a Fund on November 30, 1996 and for Class A shares of Dreyfus Premier Core Bond Fund, Dreyfus Premier Corporate Bond Fund and Dreyfus Premier High Income Fund the public offering price for Class A shares of such Fund, except as set forth below, shall be the net asset value per share of Class A plus a sales load as shown below:

                                                     TOTAL SALES LOAD
                                             ---------------------------------
                                               AS A % OF          AS A % OF
                                               OFFERING           NET ASSET
                                               PRICE PER          VALUE PER
AMOUNT OF TRANSACTION                            SHARE              SHARE
                                             --------------     --------------
Less than $50,000.........................       4.50               4.70
$50,000 to less than $100,000.............       4.00               4.20
$100,000 to less than $250,000............       3.00               3.10
$250,000 to less than $500,000............       2.50               2.60
$500,000 to less than $1,000,000..........       2.00               2.00
$1,000,000 or more........................        -0-                -0-

______________

* At a meeting held on March 7, 2003, shareholders of Dreyfus Premier Aggressive Growth Fund voted to merge such Fund into Dreyfus Premier New Leaders Fund, Inc. In addition, at a meeting held on December 16, 1996, shareholders of Dreyfus Premier Strategic Growth Fund voted to merge such Fund into Dreyfus Premier Aggressive Growth Fund. Shareholders of Dreyfus Premier Aggressive Growth Fund who received Class A shares of Dreyfus Premier New Leaders Fund, Inc. and shareholders of Dreyfus Premier Strategic Growth Fund who received Class A shares of Dreyfus Premier Aggressive Growth Fund in the respective merger are deemed to have beneficially owned such shares as of the date they beneficially owned Class A shares of the merging Fund for purposes of the front-end sales charge applicable to purchases of Class A shares of Dreyfus Premier New Leaders Fund, Inc. by such former shareholders of Dreyfus Premier Aggressive Growth Fund.


FRONT-END SALES CHARGE--CLASS A SHARES OF DREYFUS PREMIER NEW LEADERS
FUND, INC.

ONLY--For shareholders who beneficially owned Class A shares of Dreyfus Premier Aggressive Growth Fund on December 31, 1995* and who received Class A shares of Dreyfus Premier New Leaders Fund, Inc. as a result of the merger of such fund into Dreyfus Premier New Leaders Fund, Inc. on March 28, 2003, the public offering price for Class A shares of Dreyfus Premier New Leaders Fund, Inc. (for as long as the shareholder's account is open) shall be the net asset value per share of Class A plus a sales load as shown below:

                                                     TOTAL SALES LOAD
                                             ---------------------------------
                                               AS A % OF          AS A % OF
AMOUNT OF TRANSACTION                          OFFERING           NET ASSET
                                               PRICE PER          VALUE PER
                                                 SHARE              SHARE
                                             --------------     --------------
Less than $100,000........................       3.00               3.10
$100,000 to less than $250,000............       2.75               2.80
$250,000 to less than $500,000............       2.25               2.30
$500,000 to less than $1,000,000..........       2.00               2.00
$1,000,000 or more........................       1.00               1.00

CONTINGENT DEFERRED SALES CHARGE--CLASS A SHARES--A CDSC of 1.00% shall be assessed, except as set forth below, at the time of redemption of Class A shares purchased without an initial sales charge as part of an investment of at least $1,000,000 or, with respect to Dreyfus Premier NexTech Fund and Dreyfus Premier Enterprise Fund, through a "wrap account" or similar program and redeemed within one year of purchase. The terms contained in Schedule C pertaining to the CDSC assessed on redemptions of Class B shares (other than the amount of the CDSC and its time periods), including the provisions for waiving the CDSC, shall be applicable to the Class A shares subject to a CDSC. Letter of Intent and Right of Accumulation, to the extent offered, shall apply to purchases of Class A shares subject to a CDSC.

CLASS A SHARES OF DREYFUS PREMIER TECHNOLOGY GROWTH FUND, DREYFUS PREMIER CORE BOND FUND, DREYFUS PREMIER STRATEGIC VALUE FUND, DREYFUS PREMIER EMERGING MARKETS FUND, DREYFUS PREMIER HEALTH CARE FUND, DREYFUS PREMIER INTERNATIONAL VALUE FUND, DREYFUS PREMIER NEW LEADERS FUND, INC. AND DREYFUS PREMIER FINANCIAL SERVICES FUND Only--Shareholders beneficially owning Class A shares of Dreyfus Premier Technology Growth Fund on April 15, 1999, Dreyfus Premier Core Bond Fund on February 29, 2000, Dreyfus Premier Strategic Value Fund on May 31, 2001, Dreyfus Premier Emerging Markets Fund on November 11, 2002, Dreyfus Premier Health Care Fund on November 14, 2002, Dreyfus Premier International Value Fund on November 14, 2002, Dreyfus Premier New Leaders Fund, Inc. on November 25, 2002 and Dreyfus Premier Financial Services Fund on October 30, 2003 may purchase Class A shares of such Fund at net asset value without a front-end sales charge and redeem Class A shares of such Fund without imposition of a CDSC. In addition, shareholders of Dreyfus Aggressive Growth Fund who received Class A shares of Dreyfus Premier New Leaders Fund, Inc. as a result of the merger of such fund into Dreyfus Premier New Leaders Fund, Inc. on March 28, 2003 may purchase Class A shares of Dreyfus Premier New Leaders Fund, Inc. at net asset value without a front-end sales charge and redeem Class A shares of Dreyfus Premier New Leaders Fund, Inc. without imposition of a CDSC for as long as the shareholder's account is open.



                              SCHEDULE C

CONTINGENT DEFERRED SALES CHARGE--CLASS B SHARES--A CDSC payable to the Fund's Distributor shall be imposed on any redemption of Class B shares which reduces the current net asset value of such Class B shares to an amount which is lower than the dollar amount of all payments by the redeeming shareholder for the purchase of Class B shares of the Fund held by such shareholder at the time of redemption. No CDSC shall be imposed to the extent that the net asset value of the Class B shares redeemed does not exceed (i) the current net asset value of Class B shares acquired through reinvestment of dividends or capital gain distributions, plus (ii) increases in the net asset value of the shareholder's Class B shares above the dollar amount of all payments for the purchase of Class B shares of the Fund held by such shareholder at the time of redemption.

            If the aggregate value of the Class B shares redeemed has declined below their original cost as a result of the Fund's performance, a CDSC may be applied to the then-current net asset value rather than the purchase price.

            In circumstances where the CDSC is imposed, the amount of the charge shall depend on the number of years from the time the shareholder purchased the Class B shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of Class B shares, all payments during a month shall be aggregated and deemed to have been made on the first day of the month. The following table sets forth the rates of the CDSC:


                                                 CDSC AS A % OF
YEAR SINCE                                       AMOUNT INVESTED OR
PURCHASE PAYMENT                                 REDEMPTION
WAS MADE                                         PROCEEDS
First..............................               4.00
Second.............................               4.00
Third..............................               3.00
Fourth.............................               3.00
Fifth..............................               2.00
Sixth..............................               1.00

            In determining whether a CDSC is applicable to a redemption, the calculation shall be made in a manner that results in the lowest possible rate. Therefore, it shall be assumed that the redemption is made first of amounts representing shares acquired pursuant to the reinvestment of dividends and distributions; then of amounts representing the increase in net asset value of Class B shares above the total amount of payments for the purchase of Class B shares made during the preceding six years; and finally, of amounts representing the cost of Class B shares held for the longest period of time.

WAIVER OF CDSC--The CDSC shall be waived in connection with (a) redemptions made within one year after the death or disability, as defined in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), of the shareholder, (b) redemptions by employees participating in qualified or non-qualified employee benefit plans or other programs, (c) redemptions as a result of a combination of any investment company with the Fund by merger, acquisition of assets or otherwise, (d) a distribution following retirement under a tax-deferred retirement plan or upon attaining age 70-1/2 in the case of an IRA or Keogh plan or custodial account pursuant to Section 403(b) of the Code, and (e) redemptions pursuant to any systematic withdrawal plan as described in the Fund's prospectus. Any Fund shares subject to a CDSC which were purchased prior to the termination of such waiver shall have the CDSC waived as provided in the Fund's prospectus at the time of the purchase of such shares.

AMOUNT OF DISTRIBUTION PLAN FEES--CLASS B SHARES--Except as otherwise noted, .75 of 1% of the value of the average daily net assets of Class B. For Dreyfus Premier Core Bond Fund, Dreyfus Premier
Corporate Bond Fund and Dreyfus Premier High Income Fund, .50 of 1% of the value of the average daily net assets of Class B.



                              SCHEDULE D

CONTINGENT DEFERRED SALES CHARGE--CLASS C SHARES--A CDSC of 1.00% payable to the Fund's Distributor shall be imposed on any redemption of Class C shares within one year of the date of purchase. The basis for calculating the payment of any such CDSC shall be the method used in calculating the CDSC for Class B shares. In addition, the provisions for waiving the CDSC shall be those set forth for Class B shares.

AMOUNT OF DISTRIBUTION PLAN FEES--CLASS C SHARES--.75 of 1% of the value of the average daily net assets of Class C.


                              SCHEDULE E

FRONT-END SALES CHARGE--CLASS T SHARES--The public offering price for Class T shares shall be the net asset value per share of Class T plus a sales load as shown below:

                                                     TOTAL SALES LOAD
                                             ---------------------------------
                                               AS A % OF          AS A % OF
AMOUNT OF TRANSACTION                          OFFERING           NET ASSET
                                               PRICE PER          VALUE PER
                                                 SHARE              SHARE
                                             --------------     --------------
Less than $50,000.........................       4.50               4.70
$50,000 to less than $100,000.............       4.00               4.20
$100,000 to less than $250,000............       3.00               3.10
$250,000 to less than $500,000............       2.00               2.00
$500,000 to less than $1,000,000..........       1.50               1.50
$1,000,000 or more........................        -0-                -0-

CONTINGENT DEFERRED SALES CHARGE--CLASS T SHARES--A CDSC of 1.00% shall be assessed at the time of redemption of Class T shares purchased without an initial sales charge as part of an investment of at least $1,000,000 and redeemed within one year of purchase. The terms contained in Schedule C pertaining to the CDSC assessed on redemptions of Class B shares (other than the amount of the CDSC and its time periods), including the provisions for waiving the CDSC, shall be applicable to the Class T shares subject to a CDSC. Letter of Intent and Right of Accumulation, to the extent offered, shall apply to purchases of Class T shares subject to a CDSC.

AMOUNT OF DISTRIBUTION PLAN FEES--CLASS T SHARES--.25 of 1% of the value of the average daily net assets of Class T.


                              SCHEDULE F

CONVERSION OF CLASS B SHARES--Approximately six years after the date of purchase, Class B shares automatically shall convert to Class A shares, based on the relative net asset values for shares of each such Class, and shall no longer be subject to the distribution fee. At that time, Class B shares that have been acquired through the reinvestment of dividends and distributions ("Dividend Shares") shall be converted in the proportion that a shareholder's Class B shares (other than Dividend Shares) converting to Class A shares bears to the total Class B shares then held by the shareholder which were not acquired through the reinvestment of dividends and distributions.